                                                                      EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                     2001                2000              1999
                                                -------------      --------------       -----------
Weighted average number of issued shares each
  period                                            5,638,000           5,615,000         5,579,000
Common stock equivalents, computed using
  treasury stock method                               600,000             443,000           453,000
                                                -------------      --------------       -----------
                                                    6,238,000           6,058,000         6,032,000
                                                =============      ==============       ===========
Shares used in
Basic EPS                                           5,638,000           5,615,000         5,579,000
Diluted EPS                                         6,238,000           6,058,000         6,032,000



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